UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 20, 2007

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13195	58-2299339
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

950 East Paces Ferry Road
Suite 1575
Atlanta, GA 30326
(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code:  (404) 949-2100

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 8.01 Other Events

On  August 22, 2007, Industrial Distribution Group, Inc. (the “Company”) announced that its Strategic Alternatives Review Committee, which is the previously announced special committee of independent directors of the Company, has engaged Robert W. Baird & Co. to serve as financial advisor to the special committee.  As previously announced, the special committee was formed on July 30, 2007 to undertake a review of strategic alternatives available to the Company and provide recommendations to the full Board of Directors of the Company (“Board”), aimed at unlocking value for the Company’s stockholders.  A timetable for completion of the strategic review and the Board’s consideration of its results has not been established; however, the special committee and its advisors are commencing work immediately.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007
/s/ Jack P. Healey
Jack P. Healey
Executive Vice President and Chief Financial Officer